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                                                                    EXHIBIT 10.3

                                    AGREEMENT

This Agreement ("Agreement") is made and entered into this 27TH day of November 2001, by and between Kenneth W. Brimmer ("Brimmer") and Active IQ Technologies, Inc. (AIQ).

                                     RECITAL

Brimmer and AIQ have entered into a three-year employment agreement dated May 1, 2001, ("The Employment Agreement") and the parties now mutually agree to modify the terms of that agreement.
                                    AGREEMENT

     1. Resignation. Brimmer shall resign from his positions as Chief Executive Officer and Chief Financial Officer effective December 1, 2001. Brimmer agrees to continue as Chairman of the Board of Directors of the company for the remainder of his term.

     2. Cancellation of Employment Agreement. In return for the following consideration Brimmer and AIQ agree to cancel the three-year employment agreement.

             a. Brimmer's current salary and benefits shall be paid through December 31, 2001.
             b. On January 2, 2002 Brimmer shall be paid the $250,000 payment described in paragraph 4 (c) of The Employment Agreement as a lump-sum consulting fee paid to Brimmer Company, LLC. Brimmer agrees to continue as member of the board of directors to provide continuing consulting services as may be requested by the company for a two year period following this agreement.
             c. AIQ and Brimmer agree all options currently outstanding shall be fully-vested and the exercise period shall be extended to December 1, 2006.
             d. The current office space utilized by Brimmer shall be made available until February 28, 2002.
             e.   Press release shall be approved by both parties.

     3. Mutual release and Satisfaction. The parties agree that upon payment of the amount described in 2 (b) any and all claims as of January 2, 2002 shall deemed to be satisfied.

Agreed to:

/s/ D. Bradly Olah                                /s/ Kenneth W. Brimmer
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Active IQ Technologies, Inc.                      Kenneth W. Brimmer
 Its President
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